UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 31, 2003
(Date of earliest event reported)

BLACK HILLS POWER, INC.
(Exact name of Registrant as specified in its charter)

South Dakota	1-7978	46-0111677
(State of Incorporation)	(Commission File No.)	(IRS Employer
(Identification Number)

625 Ninth Street
P. O. Box 1400
Rapid City, South Dakota 57709
(605) 721-1700

Item 2.   Acquisition or Disposition of Assets

        On March 31, 2003, the Registrant distributed a non-cash dividend to its parent company, Black Hills Corporation (the Parent). The dividend included 10,000 common shares of Black Hills Generation, Inc. (“BH Generation”) (formerly Black Hills Energy Capital, Inc.), which represents 100 percent ownership of BH Generation. As a result of the dividend, the Registrant therefore no longer operates in the independent power generation business. After the dividend, the Registrant’s sole business is the regulated electric utility. The Registrant’s investment in BH Generation at the time of the distribution was $55.5 million.

Item 7.   Financial Statements and Exhibits.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

        The following unaudited pro forma condensed financial information has been prepared to assist in your analysis of the financial effects of the disposition of BH Generation in the form of a non-cash dividend, and presents the Registrant’s balance sheet and statement of income as if the Registrant’s investment in BH Generation was discontinued operations. The unaudited pro forma condensed financial information should be read in conjunction with the 2002 audited financial statements and related notes included in the Registrant’s Form 10-K for the year 2002.

        The unaudited pro forma condensed balance sheet has been prepared assuming that the non-cash dividend took place on December 31, 2002. The unaudited condensed statement of income has been prepared assuming that the non-cash dividend took place on January 1, 2002.

BLACK HILLS POWER, INC.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME

For the year ended December 31, 2002
(in thousands, except per share amounts)

	Historical
	Black Hills Power Consolidated	Less Black Hills Generation	Plus Pro Forma Adjustments	Pro Forma Amounts
Operating revenues	$287,453	$125,267	$--	$162,186

Operating expenses:
Fuel and purchased power	60,620	15,878	--	44,742
Operations and maintenance	35,069	10,734	--	24,335
Administrative and general	31,691	21,650	--	10,041
Depreciation and amortization	43,933	26,434	--	17,499
Taxes, other than income taxes	10,341	2,932	--	7,409

	181,654	77,628	--	104,026

Equity in earnings of unconsolidated subsidiaries	4,339	4,339	--	--

Operating income	110,138	51,978	--	58,160

Other (expense) income:
Interest expense	(47,865)	(34,203)	--	(13,662)
Interest income	825	91	--	734
Other expense	(312)	--	--	(312)
Other income	2,334	1,970	--	364

	(45,018)	(32,142)	--	(12,876)

Income from continuing operations before minority
interest, income taxes and change in accounting
principle	65,120	19,836	--	45,284
Minority interest	(3,162)	(3,162)	--	--
Income taxes	(21,675)	(6,608)	--	(15,067)

Income from continuing operations before
change in accounting principle	$40,283	$10,066	$--	$30,217

BLACK HILLS POWER, INC.
UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

December 31, 2002
(in thousands)

	Historical
	Black Hills Power Consolidated	Less Black Hills Generation	Plus Pro Forma Adjustments		Pro Forma Amounts
ASSETS
Current assets:
Cash and cash equivalents	$45,042	$44,524	$--		$518
Restricted cash	1,070	1,070	--		--
Receivables -
Customers	35,942	24,097	--		11,845
Affiliates	53,984	--	269	(1)	54,253
Other	5,596	1,050	--		4,546
Materials, supplies and fuel	16,206	6,463	--		9,743
Prepaid expenses	2,372	2,372	--		--
Deferred income taxes	2,709	(2,688)	--		5,397
Other	325	325	--		--

	163,246	77,213	269		86,302

Investments	14,531	11,850	--		2,681

Property and equipment	1,504,898	890,972	--		613,926
Less accumulated depreciation	(301,054)	(89,062)	--		(211,992)

	1,203,844	801,910	--		401,934

Other assets:
Regulatory asset	4,350	--	--		4,350
Goodwill	30,562	30,562	--		--
Intangible assets	77,661	77,661	--		--
Other	16,864	9,705	--		7,159

	129,437	117,928	--		11,509

	$1,511,058	$1,008,901	$269		$502,426

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Current maturities of long-term debt	$22,131	$19,036	$--		$3,095
Notes payable	50,000	50,000	--		--
Notes payable - affiliate	454,824	454,823	--		1
Accounts payable	28,653	14,000	--		14,653
Accounts payable - affiliate	2,990	675	269	(1)	2,584
Accrued liabilities	22,796	7,221	--		15,575
Derivative liabilities	9,345	9,345	--		--

	590,739	555,100	269		35,908

Long-term debt, net of current maturities	557,195	345,153	--		212,042

Deferred credits and other liabilities:
Deferred income taxes	101,046	42,507	--		58,539
Regulatory liability	5,395	--	--		5,395
Derivative liabilities	7,844	7,844	--		--
Other	24,154	7,698	--		16,456

	138,439	58,049	--		80,390

Minority interest in subsidiaries	6,457	6,457	--		--

Stockholder's equity:
Common stock $1 par value; 50,000,000 shares
authorized;	23,416	--	--		23,416
Issued: 23,416,396 shares in 2002
Additional paid-in capital	80,961	41,412	--		39,549
Retained earnings	131,906	12,170	--		119,736
Accumulated other comprehensive loss	(18,055)	(9,440)	--		(8,615)

	218,228	44,142	--		174,086

	$1,511,058	$1,008,901	$269		$502,426

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

(amounts in thousands)

1.     To add back $269 for intercompany payables and receivables which were previously omitted in the consolidation process.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS POWER, INC.

By: /s/Mark T. Thies Mark T. Thies Sr. Vice President and Chief Financial Officer

Date: April 11, 2003